                                   EXHIBIT 4.2

                                                      [COMPOSITE CONFORMED COPY]

================================================================================


                      BROWN & SHARPE MANUFACTURING COMPANY


                                   $50,000,000


                           7.29% Senior Notes Due 2007



                                 NOTE AGREEMENT


                                November 10, 1997


================================================================================

[Exhibits B and C are photocopies of each of the Opinion of Ropes and Gray and the Intercreditor Agreement, respectively, as delivered. Exhibit D is conformed to the document as executed and delivered.]

                                TABLE OF CONTENTS
                             (Not Part of Agreement)

                                                                            Page
                                                                            ----


1. AUTHORIZATION OF ISSUE OF NOTES........................................... 1

2. PURCHASE AND SALE OF NOTES................................................ 1

3. CONDITIONS OF CLOSING..................................................... 2
         3A. Opinion of Purchasers' Special Counsel.......................... 2
         3B. Opinion of Company's Counsel.................................... 2
         3C. Representations and Warranties; No Default...................... 2
         3D. Sale of Notes to Other Purchasers............................... 2
         3E. Purchase Permitted by Applicable Laws........................... 3
         3F. Legal Investment................................................ 3
         3G. Approvals and Consents.......................................... 3
         3H. Bank Credit Agreement........................................... 3
         3I. Intercreditor Agreement......................................... 4
         3J. Waiver of Conditions............................................ 4
         3K. Proceedings..................................................... 4
         3L. Private Placement Number........................................ 4

4. PREPAYMENTS, ACQUISITIONS AND PURCHASES OF NOTES.......................... 4
         4A. Required Prepayments............................................ 4
         4B. Optional Prepayment with Yield-Maintenance Amount............... 5
         4C. Notice of Optional Prepayment................................... 5
         4D. Partial Payments Pro Rata....................................... 5
         4E. Retirement of Notes............................................. 5
         4F. Prepayment From Disposition Proceeds............................ 6
         4G. Prepayment in Connection with a Change in Control............... 6
         4H. Cancellation of Notes........................................... 7

5. AFFIRMATIVE COVENANTS..................................................... 7
         5A. Financial Statements............................................ 7
         5B. Inspection of Property; Books and Records....................... 9
         5C. Maintenance of Properties; Insurance............................ 10
         5D. Corporate Existence, Etc........................................ 10
         5E. Payment of Taxes and Claims..................................... 10
         5F. Compliance With Laws, Etc....................................... 11
         5G. Ranking......................................................... 11
         5H. Covenant to Secure Notes Equally................................ 11

6. NEGATIVE COVENANTS........................................................ 11
         6A. Maintenance of Adjusted Consolidated Net Worth.................. 11
         6B. Limitations on Liens............................................ 12
         6C. Limitations on Debt............................................. 14
         6D. Interest Coverage Ratio......................................... 15
         6E. Debt to EBITDA Ratio............................................ 15
         6F. Consolidated Fixed Charges Coverage Ratio....................... 15

         6G. Merger, Consolidation, Sale or Transfer of Assets............... 15
         6H. Fundamental Changes............................................. 16
         6I. Restrictive Agreements.......................................... 16
         6J. Sales of Assets................................................. 17
         6K. Disposition of Subsidiary Stock................................. 17
         6L. Limitation on Restricted Payments and Restricted Investments.... 18
         6M. Transactions With Affiliates.................................... 18
         6N. Material Subsidiaries........................................... 18

7. DEFAULTS; REMEDIES........................................................ 19
         7A. Events of Default............................................... 19
         7B. Rescission of Acceleration...................................... 23
         7C. Notice of Acceleration or Rescission............................ 23
         7D. Other Remedies.................................................. 24

8. REPRESENTATIONS AND WARRANTIES............................................ 24
         8A. Organization; Authority; Enforceability......................... 24
         8B. Business; Financial Statements.................................. 24
         8C. Actions Pending................................................. 25
         8D. Outstanding Debt................................................ 25
         8E. Conflicting Agreements and Other Matters........................ 26
         8F. Title to Properties............................................. 26
         8G. Patents, Licenses, Franchises, Etc.............................. 26
         8H. Taxes........................................................... 27
         8I. Offering of Notes............................................... 27
         8J. Regulation G, Etc............................................... 27
         8K. Environmental Matters........................................... 28
         8L. Proceeds of Financing........................................... 29
         8M. ERISA........................................................... 29
         8N. Governmental Consent............................................ 29
         8O. Compliance; Default............................................. 29
         8P. Investment Company Act.......................................... 29
         8Q. Public Utility Holding Company Act.............................. 30
         8R. Foreign Assets Control Regulations.............................. 30
         8S. Disclosure...................................................... 30
         8T. Solvency........................................................ 30

9. REPRESENTATIONS OF EACH PURCHASER......................................... 30
         9A. Nature of Purchase.............................................. 30
         9B. Source of Funds................................................. 30

10. DEFINITIONS AND ACCOUNTING MATTERS....................................... 32
         10A. Yield-Maintenance Terms........................................ 32
         10B. Other Defined Terms............................................ 33
         10C. Accounting Terms And Determinations............................ 45

11. MISCELLANEOUS............................................................ 45
         11A. Note Payments.................................................. 45
         11B. Expenses....................................................... 46
         11C. Consent to Amendments.......................................... 46
         11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. 47
         11E. Persons Deemed Owners; Participations.......................... 47


                                      (ii)

         11F. Survival of Representations and Warranties; Entire Agreement... 48
         11G. Successors and Assigns......................................... 48
         11H. Disclosure to Other Persons.................................... 48
         11I. Notices........................................................ 49
         11J. Satisfaction Requirement....................................... 49
         11K. Governing Law.................................................. 49
         11L. Severability................................................... 50
         11M. Descriptive Headings........................................... 50
         11N. Counterparts................................................... 50
         11O. Severalty of Obligations....................................... 50
         11P. Consent to Jurisdiction; Service of Process.................... 50


                                     (iii)

                      BROWN & SHARPE MANUFACTURING COMPANY
                                 Precision Park
                               200 Frenchtown Road
                            North Kingstown, RI 02852

                                                               November 10, 1997

To each of the Purchasers listed
on the Purchaser Schedule hereto

Ladies and Gentlemen:

            The undersigned, Brown & Sharpe Manufacturing Company, a Delaware corporation (herein called the "Company"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the "Purchasers") as follows:

            1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue and sale of its senior promissory notes in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature November 10, 2007, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.29% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

            2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase Notes from the Company in the principal amount set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such principal amount. The Company will deliver to each Purchaser, at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, one or more Notes registered in such Purchaser's name (or the name of its nominee), evidencing the Notes to be purchased by such Purchaser, in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price therefor by wire transfer of immediately available funds for credit to the Company's account number 193722 at Rhode Island Hospital Trust National Bank (ABA # 011-500-337), on the date of closing, which shall be November 10, 1997 or any other date upon which the Company and the Purchasers may mutually agree (herein called the "Closing" or the "Closing Date").

            3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

            3A. Opinion of Purchasers' Special Counsel. Such Purchaser shall have received from Willkie Farr & Gallagher, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser, dated the Closing Date, as to: (i) the valid existence and good standing of the Company; (ii) the due authorization by all requisite corporate action, execution and delivery and the validity, legally binding character and enforceability of this Agreement and the Notes; (iii) the absence of any requirement to register the Notes under the Securities Act; and
(iv) such other matters incident to the matters herein contemplated as such Purchaser may reasonably request, including the form of all papers and the validity of all proceedings. Such opinion shall also state that, based upon such investigation and inquiry as is deemed relevant and appropriate by such counsel, the opinion referred to in paragraph 3B is satisfactory in form and scope to such counsel and, while such investigation and inquiry into the matters covered by such opinion (other than the matters specified in clauses (i), (ii) and (iii) above) were not sufficient to enable such counsel independently to render such opinion, nothing has come to the attention of such counsel which has caused it to question the legal conclusions expressed in the opinion referred to in paragraph 3B and such counsel believes that such Purchaser is justified in relying on such opinion.

            3B. Opinion of Company's Counsel. Such Purchaser shall have received from Ropes & Gray, counsel for the Company, a favorable opinion satisfactory in form and substance to such Purchaser and its special counsel, dated the Closing Date, and substantially in the form of Exhibit B attached hereto. The Company hereby requests such counsel to deliver such opinion.

            3C. Representations and Warranties; No Default. The representations and warranties contained in this Agreement shall be true on and as of the Closing Date; there shall exist on the Closing Date no Event of Default or Default; the Company shall have performed or complied with all matters required to be performed or complied with by it hereunder; there shall have been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken on a consolidated basis since December 31, 1996; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, to each such effect.

            3D. Sale of Notes to Other Purchasers. The Company shall, concurrently with such Purchaser's purchase of Notes hereunder, sell to the other Purchasers the aggregate principal amount of the Notes to be purchased by them on the Closing Date and shall receive payment in full therefor.

            3E. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

            3F. Legal Investment. On the Closing Date such Purchaser's purchase of Notes shall be permitted by the laws and regulations of each jurisdiction to which it is subject, but without regard to provisions (such as section 1405(a)(8) of the New York Insurance Law or section 1320 of the Delaware Insurance Code) permitting limited investments by insurance companies in securities not otherwise legally eligible for investment. If requested by such Purchaser, such Purchaser shall have received, at least three Business Days prior to the Closing Date, an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

            3G. Approvals and Consents. The Company shall have duly received all material authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all United States federal, state and local Governmental Authorities and any third parties necessary in connection with the transactions contemplated hereby, and all thereof shall be in full force and effect on the Closing Date. Any consents from the shareholders of the Company required to be obtained in connection with the transactions contemplated herein shall have been obtained. The Company shall have delivered an Officer's Certificate to such Purchaser, dated the Closing Date, to such effect.

            3H. Bank Credit Agreement. Concurrently with the closing, the Company shall have refinanced the outstanding indebtedness of the Company under the Bridge Note with the borrowings under the New Bank Facility (as defined below), and all Guarantees and Liens relating thereto shall be terminated and discharged and the Company shall have entered into a Credit Agreement dated as of November 10, 1997 (said agreement as amended and from time to time in effect being herein called the "New Bank Facility") with the lenders parties thereto (the "Lenders"), The Chase Manhattan Bank, as issuing bank (the "Issuing Bank"), and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent"), in substantially the form thereof delivered to such Purchaser prior to the execution and delivery hereof, and no default, event of default or other event prohibiting borrowings thereunder shall have occurred, and the New Bank Facility shall be in full force and effect. The Company shall have delivered an Officer's Certificate to such Purchaser, dated the Closing Date, to such effect.

            3I. Intercreditor Agreement. The Company, the Purchasers, the Lenders, the Administrative Agent and the Collateral Agent shall have executed and delivered the Intercreditor Agreement in substantially the form of Exhibit D.

            3J. Waiver of Conditions. If on the Closing Date the Company fails to tender to such Purchaser the Notes to be issued to it on such date or if the conditions specified in this paragraph 3 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this paragraph 3 have not been fulfilled, such Purchaser may waive compliance by the Company with any such condition to such extent as it may in its sole and exclusive discretion determine. Nothing in this paragraph 3J shall operate to relieve the Company of any of its obligations hereunder or to waive any of such Purchaser's rights against the Company.

            3K. Proceedings. All corporate and other proceedings taken or to be taken by the Closing Date in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser and its special counsel, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it and its special counsel may reasonably request.

            3L. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

            4. PREPAYMENTS, ACQUISITIONS AND PURCHASES OF NOTES. The Notes shall be subject to the required prepayments specified in paragraphs 4A, 4F and 4G and the optional prepayments permitted by paragraph 4B. The Notes may be acquired under the circumstances set forth in paragraph 4E.

            4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Amount, the sum of $7,143,000 on November 10 in each of the years 2001 to 2006 inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; provided, that in the event of the acquisition or prepayment of any Notes pursuant to paragraph 4B, 4E, 4F or 4G the aggregate principal amount of Notes which the Company shall thereafter be required to prepay on each November 10 pursuant to this paragraph 4A shall be reduced by an amount (rounded down to the nearest whole dollar) which bears the same ratio to the principal amount of Notes otherwise required to be prepaid on such date as the aggregate principal amount of Notes so prepaid or acquired pursuant to paragraph 4B, 4E, 4F or 4G bears to the principal amount of Notes outstanding immediately prior to such prepayment or acquisition. The remaining aggregate principal amount of Notes shall become due on the stated maturity date of the Notes.

            4B. Optional Prepayment with Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole or from time to time in part (in multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

            4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice or notice by facsimile machine of the principal amount of the Notes to be prepaid and the prepayment date to each holder of Notes which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Responsible Officer specifying the calculation of the Yield-Maintenance Amount as of the specified prepayment date.

            4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

            4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B, 4F or 4G, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding on the same terms.

            4F. Prepayment From Disposition Proceeds. If the Company shall be required to make a Proceeds Payment Offer as contemplated by paragraph 6J, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this paragraph 4F, (ii) describe the Proceeds Payment Offer in reasonable detail (including the amount of Disposition Proceeds involved) and specify the Debt Reduction Prepayment Date and the Debt Response Date (as respectively defined below) in respect thereof and (iii) offer to prepay a portion of the Notes held by each holder of Notes (the "Relevant Percentage") which is the same proportion of the Notes held by such holder as the amount of such Disposition Proceeds (less the Bank Allocation Amount) represents to the aggregate principal amount of all Notes at the time outstanding, in each case at the price specified below on the date therein specified (the "Debt Reduction Prepayment Date"), which shall be a Business Day not less than 30 nor more than 60 days after the date of such notice. Each holder of a Note will notify the Company of such holder's acceptance or rejection of such Proceeds Payment Offer by giving written notice of such acceptance or rejection to the Company at least seven days prior to the Debt Reduction Prepayment Date (the "Debt Response Date"), except that the failure by any such holder to respond in writing to such Proceeds Payment Offer on or before the Debt Response Date shall be deemed to be a rejection of such Proceeds Payment Offer by such holder.

            On the Debt Reduction Prepayment Date the Company will prepay the Relevant Percentage of the Notes held by the holders as to which such Proceeds Payment Offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Debt Reduction Prepayment Date, without premium.

            If any holder shall reject such Proceeds Payment Offer, such holder shall be deemed to have waived its rights under this paragraph 4F to require prepayment of any Notes held by such holder in respect of such Proceeds Payment Offer but not in respect of any subsequent Proceeds Payment Offer.

            4G. Prepayment in Connection with a Change in Control. Within 5 Business Days after the occurrence of a Change in Control, the Company will give written notice thereof (and, to the extent information is available to it, of an impending or potential Change in Control) to the holders of all outstanding Notes, which notice shall (i) refer specifically to this paragraph 4G, (ii) describe the Change in Control in reasonable detail and specify the Change in Control Prepayment Date and the Change in Control Response Date (as respectively defined below) in respect thereof and (iii) offer to prepay all Notes at the price specified below on the date therein specified (the "Change in Control Prepayment Date"), which shall be a Business Day not less than 30 nor more than 60 days after the date of such notice (subject to the provisions of the next succeeding sentence and, in the case of an impending or potential Change of Control, to the occurrence thereof). In the case of any Change in Control transaction requiring the Company's participation or consent, the Company will make such provisions as are necessary so as to provide that the Change of Control Prepayment Date shall be the effective date of such Change in Control. Each holder of a Note will notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company at least seven days prior to the Change in Control Prepayment Date (the "Change in Control Response Date"), except that the failure by any such holder to respond in writing to such offer on or before the Change in Control Response Date shall be deemed to be a rejection of such offer by such holder in respect of such Change in Control.

            On the Change in Control Prepayment Date the Company will prepay all of the Notes held by the holders as to which such offer has been accepted, at the principal amount of each such Note, together with interest accrued thereon to the Change in Control Prepayment Date, without premium.

            If any holder shall reject such offer, such holder shall be deemed to have waived its rights under this paragraph 4G to require prepayment of all Notes held by such holder in respect of such Change in Control but not in respect of any subsequent Change in Control.

            4H. Cancellation of Notes. Any Notes acquired pursuant to paragraph 4E or prepaid pursuant to paragraph 4A, 4B, 4F or 4G or otherwise acquired by or on behalf of the Company or a Subsidiary, shall be canceled and shall not be reissued and shall not be deemed to be outstanding for any purpose of this Agreement. Any Note held by any Affiliate of the Company shall not be deemed outstanding for the purpose of determining the aggregate principal amount of Notes outstanding for purposes of determining whether or not any specified percentage of holders of outstanding Notes have given any consent or taken any other action hereunder.

            5. AFFIRMATIVE COVENANTS.

            5A. Financial Statements. The Company covenants that it will deliver to each holder of any Note in duplicate:

                        (i) as soon as practicable and in any event within 90
            days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by Ernst & Young L.L.P. or other independent public accountants of recognized national standing selected by the

            Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                        (ii) as soon as practicable and in any event within 45
            days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries with respect to such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by an authorized financial officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied and with all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation and with the absence of full footnote disclosure;

                        (iii) promptly upon transmission thereof, copies of all
            such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                        (iv) promptly upon receipt thereof, a copy of each other
            report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                        (v) promptly after such event, written notice of the
            filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                        (vi) promptly after such event, written notice of any
            other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

                        (vii) with reasonable promptness, such other information
            with respect to the business, finances and affairs of the Company and its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Note an Officer's Certificate (A) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D, 6E, 6F, 6J and 6L, (B) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto and (C) specifying in detail the adjustments necessary to permit the calculation of the ratios and financial covenants and terms included herein. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each holder of any Note a certificate of the accountants referred to in clause (i) above stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default, which Event of Default or Default would not normally be disclosed or discovered in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that promptly after any Responsible Officer obtains knowledge of an Event of Default or Default or of a claimed default in respect of any Debt described in clause (iii) of paragraph 7A which if true would constitute a Default (and in any event within 5 Business Days of obtaining such knowledge), it will deliver to each holder of any Note an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

            5B. Inspection of Property; Books and Records. The Company covenants that it will permit any Person designated by any holder of a Note, at such holder's expense or, if following any Event of Default or Default which is continuing, at the expense of the Company, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries (in the presence of a representative of the Company, if the Company shall so desire) and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with a Responsible Officer of the Company together with its independent public accountants (and by this provision the Company hereby agrees that it will make a Responsible Officer available for any such discussion), all at such reasonable times, upon reasonable notice, and as often as such holder may reasonably request. The Company will maintain or cause to be maintained the books of record and account of the Company and its Subsidiaries in good order in accordance with sound business and financial practice and its financial statements prepared in accordance with generally accepted accounting principles.

            5C. Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used in the business of the Company and its Subsidiaries (ordinary wear and tear excepted) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all to the extent material to the business and operations of the Company and its Subsidiaries taken as a whole. The Company will procure and maintain in full force and effect all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case that are necessary in any material respect for the ownership, maintenance and operation of the business and operations of the Company and its Subsidiaries taken as a whole. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance (including, without limitation, business interruption insurance) with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations (which may include reasonable and prudent levels of self insurance and deductibles as are customarily provided in the insurance programs maintained by such other corporations).

            5D. Corporate Existence, Etc. Subject to the provisions of paragraph 6G, the Company will at all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence, rights and franchises material to the business of the Company and its Subsidiaries taken as a whole, and will qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would reasonably be expected to have a Material Adverse Effect.

            5E. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets if the failure to pay such tax, assessment, charge or claim would result in liability to the Company or a Subsidiary and would have a Material Adverse Effect; provided, that no such charge or claim need be paid if being contested in good faith and, if necessary, by appropriate proceedings (and under circumstances where the properties or assets subject to such Lien shall not be subject to forfeiture) and if such accrual, reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

            5F. Compliance With Laws, Etc. The Company will comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and judicial or administrative orders and judgments of any Governmental Authority (including, without limitation, those relating to environmental protection, employee benefits and welfare and employee safety), the noncompliance with which would have a Material Adverse effect.

            5G. Ranking. The Company will ensure that, at all times, all liabilities of the Company under the Notes will rank in right of payment (i) pari passu to all other existing and future senior Debt of the Company (including, without limitation, any outstanding loans and advances under the New Bank Facility) and (ii) senior to all existing and future subordinated Debt of the Company. All obligations of the Company under this Agreement and the Notes (including the principal thereof, interest thereon and any Yield Maintenance Amounts owing with respect thereto) shall constitute "Senior Indebtedness" within the meaning of the Indenture, dated as of October 1, 1980, between the Company and First Trust of New York, as Trustee, relating to the Company's outstanding Convertible Subordinated Debentures.

            5H. Covenant to Secure Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holder(s) (including, without limitation, opinions of counsel relating thereto) whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Securing the Notes as provided in this paragraph 5H shall not permit the existence of any Lien not permitted by paragraph 6B.

            6.    NEGATIVE COVENANTS.

            6A. Maintenance of Adjusted Consolidated Net Worth. The Company covenants that it will not at any time permit Adjusted Consolidated Net Worth to be less than the sum of the Base Amount and the Incremental Net Worth Amount. As of any date of determination (x) the "Base Amount" shall be an amount equal to $112,300,000 and (y) the "Incremental Net Worth Amount" shall be an amount equal to the sum of 50% of Consolidated Net Income for all fiscal quarters of the Company preceding such date of determination (beginning with the quarter ending March 31, 1997) in which Consolidated Net Income is a positive number.

            6B. Limitations on Liens. The Company covenants that neither it nor any of its Subsidiaries will create, assume or suffer to exist any Lien upon any of its property or assets (including, without limitation, any capital stock of a Subsidiary owned by the Company or any other Subsidiary), whether now owned or hereafter acquired and whether or not provision is made for equally and ratably securing the Notes as provided in paragraph 5H; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

                        (i) Liens for taxes, assessments or governmental charges
            or levies not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with, and as permitted by, paragraph 5F;

                        (ii) Liens imposed by law, such as carriers',
            landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings as permitted by paragraph 5G; Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere in any material way with the use thereof in the business of the Company or its Subsidiaries; and other Liens incidental to the conduct of the Company's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;

                        (iii) Liens on property or assets of a Subsidiary to
            secure obligations of such Subsidiary to the Company or any Wholly-Owned Subsidiary;

                        (iv) deposits, bonding arrangements and Liens to secure
            the performance of (or to secure obligations in respect of letters of credit posted to secure the performance of) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                        (v) Liens on any property or asset of the Company or any
            Subsidiary existing on the date hereof and set forth in Schedule 6B, provided, that (x) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (y) such Lien shall secure only those obligations which it secures on the date hereof;

                        (vi) Liens on any tangible physical asset (including
            real property) acquired by ownership or lease or developed by the Company or such Subsidiary after the Closing Date, provided that any such Liens (x) extend only to the asset (or portion thereof) so acquired or developed (and improvements thereon and additions thereto), and (y) are created within 90 days of the acquisition, lease or development thereof and are for the sole purpose of financing or refinancing or securing the cost of the acquisition, lease or development of that asset or any improvements thereon;

                        (vii) Liens existing at the time of acquisition on any
            asset (including real property) acquired or leased by the Company or such Subsidiary after the date of this Agreement and not created in contemplation of that acquisition or lease, provided that (x) the aggregate amount of Debt secured by any such Lien does not exceed the fair market value of such asset, (y) such Lien does not extend to any other properties or assets of the Company or any of its Subsidiaries and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or lease;

                        (viii) Liens on property of a Person existing at the
            time such Person is merged with or consolidated with, or is acquired by, the Company or any Subsidiary and not created in contemplation of that merger, consolidation or acquisition, provided that the (x) the aggregate amount of Debt secured by any such Lien does not exceed the fair market value of such property or asset, (y) such Lien does not extend to any other properties or assets of the Company or any of its Subsidiaries and (z) such Lien shall secure only those obligations which it secures on the date of such merger, consolidation or acquisition;

                        (ix) Liens granted after the date hereof securing Debt
            otherwise permitted under paragraph 6C up to an aggregate amount not exceeding, at the time of incurrence thereof, 10% of Adjusted Consolidated Net Worth; and

                        (x) any extension, renewal or replacement (or successive
            extensions, renewals, or replacements), as a whole or in part, of any Lien referred to in clauses (v) through (viii) above and this clause (x) (for amounts not exceeding the outstanding principal amount of the Debt secured thereby) in connection with the extension, renewal or replacement of such Debt, provided that such extension, renewal or replacement Lien is limited to all or a part of the same assets that secured the Debt extended, renewed or replaced (plus improvements on and additions to such assets) and the Debt secured thereby is permitted by paragraph 6C.

            6C. Limitations on Debt and Subsidiary Preferred Stock. The Company covenants that it will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise become or be liable with respect to any Debt (collectively referred to herein as an "incurrence" or "to incur" such Debt, all Debt of a Person existing at the time it shall become a Subsidiary being deemed incurred as of that time, all Debt under a Guarantee of Debt of others being deemed incurred at the time of the incurrence of the Debt of others so guaranteed, and all Debt owing by the Company or any Subsidiary to any other Subsidiary being deemed to be incurred at the time such "other Subsidiary" shall cease to be a Subsidiary as defined herein), nor will it permit any Subsidiary to issue or have outstanding any Preferred Stock, except:

                        (i) Debt represented by the Notes;

                        (ii) Debt in respect of the New Bank Facility limited to
            $30,000,000 aggregate principal amount at any time outstanding thereunder;

                        (iii) Debt of the Company or a Subsidiary existing, and
            Preferred Stock of a Subsidiary outstanding, on the date hereof and set forth on Schedule 6C;

                        (iv) Debt of the Company or a Subsidiary if at the time
            of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof the aggregate amount of Consolidated Debt does not exceed 50% of the sum of (x) Adjusted Consolidated Net Worth and (y) Consolidated Debt;

                        (v) Debt (or Preferred Stock) of a Subsidiary owing to
            (or held by) the Company or to (or held by) a Wholly-Owned Subsidiary; and

                        (vi) renewals, extensions, substitutions, refinancings
            or replacements of Debt permitted hereunder, in each case in an amount not exceeding the amount so renewed, extended, substituted, refinanced or replaced and with covenants and restrictions that are not materially more onerous than the existing covenants and restrictions.

            In addition, the Company will not permit any Subsidiary to create, incur, assume or permit to exist Debt or issue any Preferred Stock except as permitted under clauses (ii), (iii) and (v) above and Debt or Preferred Stock which when combined with outstanding Debt and the aggregate liquidation value of all Preferred Stock of all Subsidiaries then outstanding (other than Debt under clause (v) above) does not exceed the sum of $20,000,000 and 5% of Adjusted Consolidated Net Worth as at the end of the most recently concluded fiscal quarter of the Company.

            6D. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company (beginning with the period of four consecutive fiscal quarters ending on December 31, 1997) to be less than 3.00 to 1.00.

            6E. Debt to EBITDA Ratio. The Company will not permit the Debt to EBITDA Ratio as at the last day of any period of four consecutive fiscal quarters of the Company (beginning with the period of four consecutive fiscal quarters ending on December 31, 1997) to exceed 3.00 to 1.00.

            6F. Consolidated Fixed Charges Coverage Ratio. The Company will not permit the Consolidated Fixed Charges Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company (beginning with the period of four consecutive fiscal quarters ending on December 31, 1997) to be less than 2.00 to 1.00.

            6G. Merger, Consolidation, Sale or Transfer of Assets. The Company covenants that it will not, and will not permit any of its Subsidiaries to, be a party to any merger, amalgamation, consolidation, reorganization, reconstruction or arrangement with any other Person or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except that:

                        (i) subject to the provisions of clause (iv) below, as
            applicable, any Subsidiary may merge or consolidate with the Company or any one or more Subsidiaries;

                        (ii) any Subsidiary may sell, lease, transfer or
            otherwise dispose of any of its assets to the Company or to any Subsidiary, whether by dissolution, liquidation or otherwise;

                        (iii) any Subsidiary may merge or consolidate with, or
            sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person subject to the provisions of paragraph 6J and paragraph 6K; and

                        (iv) the Company may merge or consolidate or amalgamate
            with any other corporation, or enter into a plan of arrangement, or sell, transfer, or otherwise dispose of all or substantially all of its assets, provided that the Company shall be the continuing or surviving corporation, or the continuing, surviving or acquiring corporation shall be a corporation organized under the laws of any State of the United States or the District of Columbia which shall expressly assume in writing (in an instrument satisfactory in form and substance to the Required Holder(s)) all of the obligations of the Company under this Agreement and the Notes and the other Note Documents and in the case of any of the transactions described in clause (iv) above, at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default and, the Company or the continuing, surviving or acquiring corporation, as the case may be, could incur an additional $1 of Debt pursuant to the provisions of paragraph 6C(iv), and the Company shall have delivered to the holders of the Notes an opinion of independent counsel for the Company to the effect that the provisions of clause (iv) have been complied with and an Officer's Certificate to the effect that all of the foregoing provisions have been complied with.

            6H. Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto (the "Core Business").

            6I. Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than the provisions of this Agreement, the provisions of the New Bank Facility as in effect on the Closing Date and the agreements referenced on Schedule II hereto) that prohibits, restricts or imposes any condition upon (A) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than such an agreement in connection with any Lien permitted by the provisions of paragraph 6B relating solely to the asset subject to such permitted Lien) or (B) the ability of any Subsidiary to (i) pay dividends or make other distributions with respect to any shares of its capital stock, (ii) make loans, advances or any other Investments to the Company or any other Subsidiary, (iii) repay Debt owed to the Company or any other Subsidiary,
(iv) transfer any of its properties to the Company or any other Subsidiary or
(v) Guarantee Debt of the Company or any other Subsidiary.

            6J. Sales of Assets. The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of (other than transfers permitted by paragraph 6G and sales in the ordinary course of business) any assets of the Company or any Subsidiary (herein called a "Disposition") except for fair value (as determined in good faith by the board of directors of the Company) and unless, after giving effect thereto, either (x) the Company could incur an additional $1 of Debt pursuant to the provisions of paragraph 6C(iv) or (y) the aggregate net proceeds of Dispositions consummated on or after the date hereof at a time when the provisions of clause
(x) are not applicable ("Disposition Proceeds") do not exceed $5,000,000 (the "Disposition Limit"), provided that for purposes of this clause (y) there shall be excluded the net proceeds realized upon any Disposition if and to the extent such net proceeds are applied by the Company or a Subsidiary, as the case may be, within 360 days after the effective date of such Disposition (i) to reinvest in properties or assets used in the Core Business of the Company and its Subsidiaries (either through capital expenditures or acquisitions, but not including for such purpose Investments other than Investments in Subsidiaries and in Persons engaged in a Core Business) or (ii) to repay senior unsubordinated Debt of the Company or a Subsidiary, other than Debt owed to the Company or any Affiliate or Subsidiary of the Company. If the Disposition Proceeds exceed the Disposition Limit, the Company shall be required to make an offer to prepay Notes in an amount equal to all Disposition Proceeds (less the Bank Allocation Amount) pursuant to paragraph 4F (a "Proceeds Payment Offer") with a Debt Reduction Prepayment Date occurring no later than 65 days after the date the Disposition Limit is exceeded. The "Bank Allocation Amount" for purposes of the foregoing shall be an amount equal to the principal amount of Loans (as defined in the New Bank Facility) required to be prepaid by the Company pursuant to Section 2.09(b)(1) of the New Bank Facility. The Company agrees that it will not modify or amend Section 2.09(b)(1) of the New Bank Facility (or any definition or provision in the New Bank Facility) which would change the amount of Loans (as defined therein) so required to be prepaid. Upon making a Proceeds Payment Offer as aforesaid, the Disposition Proceeds relating thereto shall no longer be considered Disposition Proceeds for the purposes hereof.

            6K. Disposition of Subsidiary Stock. The Company covenants that it will not, and will not permit any of its Subsidiaries to, issue, sell or otherwise dispose of, or part with control of, any shares of capital stock of any class of any Subsidiary, except to the Company or a Wholly-Owned Subsidiary (other than director's qualifying shares required by law) or in accordance with the provisions of paragraph 6C, and except that, subject in all events to the provisions of paragraph 6J, all shares of capital stock of any Subsidiary at the time owned by the Company and all Subsidiaries may be sold as an entirety for a consideration which represents the fair value (as determined in good faith by the board of directors of the Company) at the time of sale of the shares of capital stock so sold, provided that at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of capital stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6K).

            6L. Limitation on Restricted Payments and Restricted Investments. The Company covenants that it will not, and will not permit any of its Subsidiaries to, make any Restricted Payment or Restricted Investment if immediately after giving effect to such proposed Restricted Payment or Restricted Investment (i) a Default or an Event of Default shall exist or (ii) the Company would not be able to incur $1 of additional Funded Debt pursuant to the provisions of paragraph 6C(iv) or (iii) the aggregate of all Restricted Payments made after the date of this Agreement and the Net Amount of Restricted Investments, would exceed the sum of:

            (1)   $10,000,000, plus

            (2) Net Income Available for Restricted Payments and Restricted Investments, plus

            (3) the net cash proceeds received by the Company from the sale of additional shares of its Capital Stock.

            6M. Transactions With Affiliates. The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except in each case in transactions which are on no less favorable terms to the Company or such Subsidiary than would be the case with a similar transaction with an unaffiliated Person negotiated at arm's length.

            6N. Material Subsidiaries.

            (a) Promptly after any Person becomes a Material Domestic Subsidiary, the Company will cause such Person to execute and deliver, or become a party to, the Guarantee Agreement as a Guarantor pursuant to an instrument in form and substance satisfactory to the Collateral Agent, and provide to the holders of the Notes evidence of the due authorization, legality, validity and binding effect thereof (including appropriate legal opinions) in form and substance satisfactory to the Required Holders.

            (b) Not later than the date three weeks after the Closing Date, the Company (i) will pledge or cause to be pledged to the Collateral Agent, pursuant to one or more Pledge Agreements, not less than 65% of the shares of stock of each Material Foreign Subsidiary, and (ii) will cause to be delivered to the Collateral Agent evidence satisfactory to it (including appropriate legal opinions) as to the validity, perfection and first priority of the Liens created thereby.

            (c) Promptly after any Person becomes a Material Foreign Subsidiary, the Company will cause at least 65% of the shares or other ownership interests of such Person to be pledged to the Collateral Agent pursuant to the Pledge Agreement, and to be subject to, to the fullest extent possible under applicable law, a valid first and prior perfected security interest in favor of the Collateral Agent, and provide to the holders of the Notes evidence thereof in form and substance satisfactory to the Required Holders.

            7. DEFAULTS;.

            7A. Events of Default. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                        (i) the Company defaults in the payment of any principal
            of or Yield-Maintenance Amount in respect of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                        (ii) the Company defaults in the payment of any interest
            on any Note for a period of 5 Business Days after the same shall become due; or

                        (iii) the Company or any Subsidiary defaults (whether as
            primary obligor or as guarantor or as surety) in any payment of principal of or interest on any other Debt for money borrowed, any Capitalized Lease Obligation, any Debt under a conditional sale or other title retention agreement, any Debt issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any Debt under notes payable or drafts accepted representing extensions of credit (any of the foregoing being herein called a "Payment Default") beyond any period of grace provided with respect thereto; or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) at such time to cause, such Debt to become due (or to be purchased or defeased by the Company or any Subsidiary) prior to any stated maturity (other than, in any such case, secured Debt becoming due as a result of the voluntary sale or transfer of the property or assets securing such Debt); provided, however, that the aggregate amount of all Debt to which such a Payment

            Default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or repurchase or defeasance by the Company or any Subsidiary) shall occur and be continuing exceeds $3,000,000 individually or $5,000,000 in the aggregate (or the equivalent amount in any foreign currency); and provided, further, that the preceding proviso shall not apply to any Payment Default or failure or other event causing or permitting acceleration (or requiring repurchase) under the New Bank Facility or any extension or refinancing thereof; or

                        (iv) any representation or warranty made by the Company
            or a Subsidiary in any Note Document or by the Company or a Subsidiary or any of their respective officers in any writing furnished in connection with or pursuant to any Note Document shall be false in any material respect on the date as of which made; or

                        (v) the Company fails to perform or observe any
            agreement contained in paragraph 4F or 4G, in the last sentence of paragraph 5A, in paragraph 5B, 5F or 5H or in paragraph 6; or

                        (vi) the Company fails to perform or observe any other
            agreement, term or condition contained herein, and any such failure described in this clause (vi) shall continue unremedied for a period of 30 days after any Responsible Officer obtains actual knowledge thereof; or

                        (vii) the Company or any Subsidiary makes an assignment
            for the benefit of creditors or is generally not paying its debts as such debts become due or ceases or threatens to cease carrying on its business permanently; or

                        (viii) any decree or order for relief in respect of the
            Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, composition, dissolution, winding up or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                        (ix) the Company or any Subsidiary petitions or applies
            to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction or takes any corporate action to authorize any of the actions described in this clause (ix); or

                        (x) any such petition or application is filed, or any
            such proceedings are commenced, against the Company or any Subsidiary and the Company or any Subsidiary by any act indicates its or their approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                        (xi) any order, judgment or decree is entered in any
            proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 90 days; or an encumbrancer takes possession of, or a receiver or receiver manager is appointed over, all or substantially all of the assets and the revenues of the Company; or

                        (xii) any order, judgment or decree is entered in any
            proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                        (xiii) any judgments or attachments in an aggregate
            amount in excess of $3,000,000 (or the equivalent amount in any foreign currency) are rendered against the Company or any Subsidiary or any of their respective properties and, within 90 days after entry thereof, such judgments and attachments are not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, such judgments and attachments are not discharged; or

                        (xiv) any Plan shall fail to maintain the minimum
            funding standard required by Section 412 of the Code for any plan year, or any Plan shall become the subject of termination proceedings under ERISA (except in the case of a standard termination under Section 4041(b) of ERISA), or the Company or any ERISA Affiliate shall withdraw from a Multiemployer Plan in whole or in part or any Plan or Multiemployer Plan shall be terminated (except in the case of a standard termination under Section 4041(b) of ERISA); and as a result of any one or more of the foregoing there exists a liability of the Company or any Subsidiary to the Internal Revenue Service, the Pension Benefit Guaranty Corporation, any Plan or any Multiemployer Plan, in an aggregate amount exceeding $2,500,000 (or the equivalent amount in any foreign currency);

                        (xv) at any time after the date of the initial execution
            and delivery of the Pledge Agreement as provided in paragraph 6N(b), the Pledge Agreement (or any individual agreement comprised therein) shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material respect with respect to any pledgor thereunder (i.e., relating to the validity or priority of the Liens created by the Pledge Agreement or the remedies available thereunder) by the final judgment (which is non-appealable and non-reviewable or has not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted) of any court or other governmental authority having jurisdiction in respect thereof (and which judgment is contrary to the conclusions contained in any opinion of counsel delivered to the Collateral Agent at the time of execution and delivery of such agreement or thereafter), or if the validity or the enforceability of the Pledge Agreement shall be contested by or on behalf of the Company or any Subsidiary, or the Company or any Subsidiary shall renounce the Pledge Agreement, or deny that it is bound by the terms of any of the Pledge Agreements; or

                        (xvi) at any time after the date of the initial
            execution and delivery of the Guarantee Agreement as provided in paragraph 6N(a), the Guarantee Agreement shall at any time, for any reason, in respect of any Guarantor, cease to be in full force and effect or shall be declared to be null and void in whole or in any material respect by the final judgment (which is non-appealable and non-reviewable or has not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted) of any court or other governmental authority having jurisdiction in respect thereof, or if the validity or enforceability of the Guarantee Agreement shall be contested by or on behalf of the Company or any Subsidiary, or the Company or any Subsidiary shall renounce the Guarantee Agreement, or deny that it is bound by the terms of the Guarantee Agreement;

then (a) if such event is an Event of Default specified in clauses (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon and together with the Yield-Maintenance Amount, if any and to the extent permitted by applicable law, with respect to each Note without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is any other Event of Default, the Required Holder(s) may, at its or their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable at the principal amount thereof, together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and (c) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A with respect to any Note (other than a Note held by the Company or any of its Subsidiaries or Affiliates), the holder of such Note may, at its option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at the principal amount thereof together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

            7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due as a consequence of such declaration. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

            7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

            7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

            8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as of the date hereof and as of the Closing Date:

            8A. Organization; Authority; Enforceability. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business and, in the case of the Company, to enter into and perform all of its obligations under this Agreement and the Notes and to issue and sell the Notes. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each state where the failure to be so licensed or qualified would have a Material Adverse Effect and has all corporate power, licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business, with respect to which the failure to possess would have a Material Adverse Effect. This Agreement is, and the Notes when issued and delivered hereunder will be, legal, valid, binding and enforceable obligations of the Company, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            8B. Business; Financial Statements. The Company has furnished each Purchaser with the following documents and financial statements:

                  (i) The audited and unaudited financial statements of the Company, as described in Schedule 8B. Such financial statements are herein collectively referred to as the "Historical Financial Statements."

                 (ii) The Company's Confidential Private Placement Memorandum, dated September 1997, relating to the offering of the Notes prepared by Chase Securities Inc., the Company's press release relating to third quarter 1997 results released on October 20, 1997, the hard copies of the presentation at the due diligence meeting held at the Company's offices on October 9, 1997, including the appendices but excluding the marketing brochures of the Company. Such Confidential Private Placement Memorandum and such other materials are herein collectively referred to as the "Placement Materials."

            The Historical Financial Statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and fairly present the consolidated financial position and the consolidated results of the operations and consolidated cash flows of the corporations described therein at the dates and for the periods shown, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto stated) throughout the periods involved. None of the Company and its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial and material in amount in relation to the consolidated financial condition of the Company, except as referred to or reflected or provided for in the Historical Financial Statements or in the Placement Materials. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1996. The Placement Materials set forth an accurate description in all material respects of the business presently conducted by the Company and its Subsidiaries and the properties owned and operated in connection therewith. The estimates and projections contained in the Placement Materials were prepared in good faith and on a basis which the Company believes is reasonable based on the assumptions set forth therein and otherwise on a basis consistent with the Historical Financial Statements, but the same may not necessarily be predictive of actual results and actual results may vary. The financial information contained in the Placement Materials is consistent with the information contained in the Historical Financial Statements, except where otherwise stated in such Placement Materials.

            8C. Actions Pending. There is no action or proceeding pending or (to the best knowledge of the Company) threatened or (to the best knowledge of the Company) investigation pending or threatened which questions the validity or legality of or seeks damages in connection with the Note Documents or any action taken or to be taken pursuant to the Note Documents, and, except for the matters disclosed on Schedule II, there is no action or proceeding pending or (to the best knowledge of the Company) threatened or (to the best knowledge of the Company) investigation pending or threatened which could reasonably be expected to have or result in any Material Adverse Effect.

            8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding on the date hereof any Debt except as permitted by paragraph 6C. There exists no default or temporary waiver of default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

            8E. Conflicting Agreements and Other Matters. Neither the Company nor its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. Neither the execution nor the delivery of this Agreement, the Notes hereunder and any other Note Documents, nor the offering, issuance and sale of the Notes hereunder, nor fulfillment or any compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, as the case may be, any agreement (including any agreement with stockholders), instrument, order, judgment, decree or arbitrator's award, or any statute, law, rule or regulation, to which the Company or any of its Subsidiaries or their respective properties is subject. The Company is not a party to, or otherwise subject to, any contract or agreement (including its charter), other than the New Bank Facility, which limits the amounts of, or otherwise imposes restrictions on the incurring of, indebtedness of the type to be evidenced by the Notes, and the Company has received all consents necessary with respect to such agreements in connection with the consummation of the transactions contemplated hereby.

            8F. Title to Properties. The Company has and each of its Subsidiaries has (all to the extent material to the Company and its Subsidiaries taken as a whole) good and marketable title to its respective real properties (other than properties which it leases) and good title (or leasehold rights) to all of its other respective material properties and assets, including the properties and assets reflected in the statement of financial position as at December 31, 1996 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens not prohibited by paragraph 6B. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

            8G. Patents, Licenses, Franchises, Etc. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of the properties and assets, as presently conducted, of the Company and its Subsidiaries taken as a whole and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect. No event has occurred which permits, or after notice or lapse of time (except expiration of the stated term thereof), or both, would permit, the revocation or termination of any such franchise, license, authorization or other right so as to affect adversely in any material respect the business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. All such franchises, permits, licenses and other authorizations have been validly issued or granted to the Company or a Subsidiary, and each such franchise, permit, license or other authorization is valid and subsisting, in each case to the extent necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are operating their respective businesses in material compliance with the terms and conditions of such franchises, permits, licenses and other authorizations and are in material compliance with all applicable statutes, laws, rules and regulations, all to the extent material to the business of the Company and its Subsidiaries taken as a whole.

            8H. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns (and to the best of the Company's knowledge all other tax returns) which are required to be filed, and each has paid all income taxes (and to the best of its knowledge all other material taxes) as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles and the Company has no knowledge of any basis for any further material assessment to the Company and its Subsidiaries taken as a whole that has not been adequately so provided for.

            8I. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and not more than 70 other institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes hereunder to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

            8J. Regulation G, Etc. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"), exceeding in value 5% of Consolidated Net Worth. None of the proceeds of the issuance of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock and in any such case which will constitute this transaction a violation of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

            8K. Environmental Matters. Except as set forth in Schedule II, neither the Company nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability of the Company, any Subsidiary or any Person whose liability under any Environmental Law the Company or any Subsidiary has retained or assumed either contractually or by operation of law, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect arising in connection with any non-compliance with or violation of the requirements of any applicable federal, state or local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface strata and the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment) (collectively referred to in this paragraph 8K as "Environmental Laws"), (ii) to the best knowledge of the Company, has any liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance, into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect,
(iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance, into the environment for which the Company or any Subsidiary is or may be liable which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (iv) has received notice that the Company or any Subsidiary is or may be liable to any person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA") or any analogous state law which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance in all material respects with the financial responsibility requirements of all Environmental Laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.

            8L. Proceeds of Financing. The proceeds of the issuance of the Notes hereunder will be used by the Company for general corporate purposes.

            8M. ERISA. No material accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the Pension Benefit Guaranty Corporation has been or, to the best knowledge of the Company, is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any material withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. The execution and delivery of this Agreement and the issuance and sale of the Notes to you hereunder will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B and any information supplied by such Purchaser to the Company in connection with the matters referred to in paragraph 9B.

            8N. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of the Note Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of the Note Documents.

            8O. Compliance; Default. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all contractual obligations and all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations (including those relating to protection of the environment) except where failure to comply, in the aggregate, would not result in a Material Adverse Effect. No Default or Event of Default exists as of the date hereof.

            8P. Investment Company Act. The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            8Q. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company." as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            8R. Foreign Assets Control Regulations. None of the transactions contemplated by this Agreement (including the use of proceeds of the sale of the Notes) will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor.

            8S. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith (including, without limitation, the Historical Financial Statements and the Placement Memorandum) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which has a Material Adverse Effect or which in the future may (so far as the Company can now reasonably foresee) have a Material Adverse Effect, and which has not been set forth in this Agreement or in the Historical Financial Statements or the Placement Memorandum.

            8T. Solvency. The Company is, and upon giving effect to the issuance of the Notes will be, a "solvent institution", as such term is used in Section 1405(c) of the New York Insurance Law, whose "obligations are not in default as to principal or interest", as such terms are used in Section 1405(c).

            9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

            9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

            9B. Source of Funds. With respect to each source of funds to be used by such Purchaser to purchase the Notes (respectively, the "Source"), at least one of the following statements is accurate as of the Closing Date:

            (i) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and as of the date of this Agreement there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with such Purchaser's state of domicile; or

            (ii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this clause (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii); or

            (iv)     the Source is a governmental plan; or

            (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprising one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (v); or

            (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

            As used in this paragraph 9B, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

            10. DEFINITIONS AND ACCOUNTING MATTERS. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):

            10A. Yield-Maintenance Terms.

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day which is two Business Days preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day which is two Business Days preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the

Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Yield-Maintenance Amount" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

            10B.  Other Defined Terms.

            "Adjusted Consolidated Net Worth" at any date means Consolidated Net Worth (but excluding translation gains and losses effecting "Cumulative Foreign Currency Translation Adjustments"), plus the amount (up to but not exceeding $15,000,000 on an after-tax basis) of the charge properly recorded on the books of the Company within 18 months of the Closing Date to restructure certain operations (the "Restructuring Charge"), in each case computed as of that date in accordance with generally accepted accounting principles.

            "Administrative Agent" shall have the meaning specified in paragraph 3H.

            "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company, (ii) which beneficially owns or holds ten percent (10%) or more of any class of the voting stock of the Company, (iii) ten percent (10%) or more of the voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the voting equity interest) of which is beneficially owned or held by the Company and/or one or more Subsidiaries.

            "Attributable Debt" in respect of any Sale and Lease-Back Transaction shall mean, as of the time of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the remaining term (including extensions which are at the option of the lessor) of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

            "Bank Allocation Amount" shall have the meaning specified in paragraph 6J.

            "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

            "B&S ICC" shall mean Brown & Sharpe International Capital Corporation, a Delaware corporation.

            "Bridge Note" shall mean the promissory note of the Company in the principal amount of $25,000,000 dated September 30, 1997 in favor of The Chase Manhattan Bank.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized by law to remain closed.

            "Capital Stock" shall mean any and all shares of corporate stock of the Company.

            "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "Change in Control" shall mean, with respect to the Company, (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission promulgated thereunder as in effect on the date hereof) of shares representing more than 50% (or such lesser percentage as may be specified in any other "change in control" provision applicable to any other Debt of the Company or a Subsidiary entitling the holders of such Debt to repayment thereof prior to stated maturity upon the occurrence of such change in control of the Company, so long as such provision shall remain in effect) of the aggregate ordinary voting power of the Voting Stock of the Company, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

            "Change in Control Prepayment Date" shall have the meaning specified in paragraph 4G.

            "Change in Control Response Date" shall have the meaning specified in paragraph 4G.

            "Closing" shall have the meaning specified in paragraph 2.

            "Closing Date" shall have the meaning specified in paragraph 2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

            "Collateral Agent" shall have the meaning specified in paragraph
3H.

            "Consolidated Debt" as of any date shall mean the aggregate amount of Debt of the Company and its Subsidiaries on a consolidated basis outstanding on that date.

            "Consolidated Fixed Charges Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (x) the sum of (i) EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date and (ii) one-third of Consolidated Rental Expense for such period to (y) Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges" shall mean, for any period, the sum of Consolidated Interest Expense and one-third of Consolidated Rental Expense for each period.

            "Consolidated Interest Debt" as of any date shall mean the aggregate amount of Consolidated Debt at such date that bears interest or that otherwise gives rise to interest expense, in each case computed in accordance with generally accepted accounting principles.

            "Consolidated Interest Expense" shall mean, for any period, the sum, determined without duplication) of the aggregate amount classified as interest expense during such period on Debt of the Company and its Subsidiaries (on a consolidated basis), including without limitation the interest portion of payments under Capitalized Lease Obligations and any capitalized interest, in each case computed for such period in accordance with generally accepted accounting principles.

            "Consolidated Net Income" of the Company for any period means the consolidated net income (loss) of the Company and its Subsidiaries for such period, all determined in accordance with generally accepted accounting principles, but not including in the computation of the foregoing earnings or losses attributable to minority interests, any reversal of any contingency reserve to the extent such contingency reserve was recorded prior to the date hereof, any gains or losses resulting from any write-up or write-down of assets other than in the ordinary course of business, any equity of the Company or any of its Subsidiaries in the unremitted earnings of any Person which is not a Subsidiary, any portion of earnings of any Subsidiary which for any reason is unavailable for distribution to the Company, extraordinary items or transactions of a non-recurring or non-operating and material nature, any earnings or losses of any Person acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise for any time prior to the date of acquisition, any Restructuring Charge or the cumulative effect of a change in accounting principles.

            "Consolidated Net Worth" as of any date shall mean the shareowners' equity of the Company as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles.

            "Consolidated Rental Expense" shall mean, for any period, the sum of total consolidated rentals, common area maintenance and real estate taxes payable by the Company and its Subsidiaries for such period under Operating Leases for such period, all the foregoing being computed on a consolidated basis for the Company and its Subsidiaries for such period and in accordance with generally accepted accounting principles.

            "Consolidated Total Capitalization" as of any date shall mean the sum of (x) Consolidated Interest Debt and (y) Adjusted Consolidated Net Worth, in each case computed as of that date in accordance with generally accepted accounting principles.

            "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Core Business" shall have the meaning specified in paragraph 6H

            "Debt" of any Person as of any date shall mean and include without duplication (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid,
(iv) obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) Capitalized Lease Obligations of such Person, (vi) indebtedness of such Person representing the deferred and unpaid purchase price of any property or business or services, excluding trade payables incurred in the ordinary course of business constituting current liabilities, (vii) obligations of such Person, contingent or otherwise, in respect of obligations under letters of credit and letters of guaranty (other than those constituting performance guarantees of obligations which themselves do not constitute Debt) and bankers acceptances, (viii) any obligation secured by a Lien on, or payable out of the proceeds of production from, property of such Person, even though such obligation shall not be assumed by such Person, (ix) all Attributable Debt of such Person and (viii) all Guarantees by such Person (A) of obligations of others similar to those listed in clauses (i) through (ix) above or (B) to the transferee of any assets sold or otherwise disposed of that such assets will have a certain minimum value to the transferee. In any case in which the maximum amount of any Guarantee of Debt cannot be determined by the provisions of the instrument or agreement creating such Guarantee, the amount thereof at any time shall be determined on the basis of the best available reasonable estimate of the Company at the time as of which the amount thereof is being determined. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

            "Debt Reduction" shall have the meaning specified in paragraph 4F.

            "Debt Reduction Prepayment Date" shall have the meaning specified in paragraph 4F.

            "Debt Response Date" shall have the meaning specified in paragraph 4F.

            "Debt to EBITDA Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (i) Consolidated Interest Debt as at such day minus the aggregate amount, up to a maximum of $7,000,000, of cash and Investments of the Company and its consolidated Subsidiaries at such time of the type described in clauses (i), (ii), (iii), (iv) and (v) of the definition of Permitted Investment to (ii) EBITDA for the period of four consecutive fiscal quarters of the Company ending on such day; provided that if the Company shall have redeemed its outstanding Convertible Subordinated Debentures referred to in paragraph 5G on or prior to January 16, 1998, such Debentures shall not be considered as being outstanding on December 31, 1997 for the purposes of this definition.

            "Disposition" shall have the meaning specified in paragraph 6J.

            "Disposition Limit" shall have the meaning specified in paragraph
6J.

            "Disposition Proceeds" shall have the meaning specified in paragraph 6J.

            "Dollar" or "$" shall mean a reference to United States dollars.

            "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States or any State, territory or possession thereof.

            "EBITDA" shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Company and its consolidated Subsidiaries, of (i) net income for such period (excluding extraordinary gains or losses and any gains or losses from the sale or disposition of assets other than in the ordinary course of business) plus (ii) to the extent deducted in determining net income for such period, the sum of (a) depreciation and amortization for such period, (b) Consolidated Interest Expense for such period,
(c) income taxes for such period, (d) any Restructuring Charge, and (e) all other non-cash charges to the extent such charges reduced net income for such period (and as reduced by an adjustment for the amount of cash pay-outs of non-cash charges from prior periods, if applicable).

            "Environmental Laws" shall have the meaning specified in paragraph 8K.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Company, would be treated as a single employer under subsection (b), (c), (m), (n) or (o) of section 414 of the Code or section 4001(b) of ERISA.

            "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

            "Governmental Authority" shall mean the government of the United States of America, any other national or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee Agreement" means, collectively, each Guarantee Agreement entered into by a Material Domestic Subsidiary and the Collateral Agent in substantially the form of Exhibit B, as from time to time amended.

            "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation or asset of another, including, without limitation, any such obligation or asset directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation or asset in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or asset or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation or asset, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged or the value of any asset maintained, or that any agreements relating thereto will be complied with, or that the holders of such obligation or asset will be protected against loss in respect thereof. The term "Guarantee" used as a verb shall have a correlative meaning. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed, the guaranteed value of the subject asset or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            "Guarantor " means each of the Material Domestic Subsidiaries that is or becomes a party to the Guarantee Agreement as a Guarantor.

            "Historical Financial Statements" shall have the meaning specified in paragraph 8B.

            "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter of the Company, the ratio of (i) EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date to (ii) Consolidated Interest Expense for such period.

            "Investment" shall mean and include all investments in any Person by stock purchase, capital contribution, loan, advance, Guarantee of any indebtedness or creation or assumption of any other liability in respect of any indebtedness of such Person, or otherwise.

            "Issuing Bank" shall have the meaning specified in paragraph 3H.

            "Lenders" shall have the meaning specified in paragraph 3H.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to perform any of its obligations under this Agreement or any of the other Note Documents or (c) the rights of or benefits available to the holder of the Notes under this Agreement and the other Loan Documents.

            "Material Domestic Subsidiary" shall mean a Domestic Subsidiary (not including B&S ICC) that either (i) as at the last day of the most recently concluded fiscal quarter of the Company had 10% or more of the consolidated total assets of the Company and its consolidated Subsidiaries or (ii) for any of the most recent four fiscal quarters of the Company had 10% or more of the consolidated total revenues of the Company and its consolidated Subsidiaries.

            "Material Foreign Subsidiary" shall mean a Foreign Subsidiary that either (i) as at the last day of the most recently concluded fiscal quarter of the Company had 10% or more of the consolidated total assets of the Company and its consolidated Subsidiaries or (ii) for any of the most recent four fiscal quarters of the Company had 10% or more of the consolidated total revenues of the Company and its consolidated Subsidiaries; provided, that the term "Material Foreign Subsidiary" shall in any event include Brown & Sharpe Group Ltd., and Brown & Sharpe Tesa, S.A. and Brown & Sharpe DEA s.p.A.

            "Multiemployer Plan" shall have the meaning specified in section 4001(a)(3) of ERISA.

            "Net Amount of Restricted Investments" as at any date of determination thereof shall mean the aggregate amount expended by the Company and its Subsidiaries after the date of this Agreement in respect of Restricted Investments, less the aggregate amount received by the Company and its Subsidiaries (net of amounts attributable to minority interests) in connection with the sale, liquidation or other disposition of, or as a return of capital on, each Restricted Investment made after the date of this Agreement and up to and including such date of determination; provided that in making such computation there shall not be included any amount in respect of any particular Restricted Investment in excess of the original cost thereof nor any amount received as dividends, interest, profits share or other amounts properly treated as earnings thereon; and provided, further, that no Investment in any Person (whenever made) which at the date of such determination is a wholly-owned Subsidiary shall be considered to be a Restricted Investment for the purposes of this definition.

            "Net Income Available for Restricted Payments and Restricted Investments" shall mean at any date of determination 50% of Consolidated Net Income (whether or not a positive number) for the period (taken as a single accounting period) commencing on January 1, 1997 and ending with the date of determination.

            "New Bank Facility" shall have the meaning specified in paragraph
3H.

            "Note Documents" means, collectively, this Agreement, the Guarantee Agreement, the Pledge Agreement and the Notes.

            "Notes" shall have the meaning specified in paragraph 1.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chairman of the Board, its President, its Chief Financial Officer one its Vice Presidents, its Treasurer or its Controller.

            "Operating Leases" shall mean all leases of real or personal property other than Leases under which the obligations are characterized as Capitalized Lease Obligations.

            "Permitted Investment" shall mean any of the following investments:

                        (i) Investments in direct obligations of the United
            States of America, or obligations of any instrumentality or agency thereof, or obligations the payment of which is unconditionally guaranteed by the United States of America (or by foreign governments of comparable credit quality) or any instrumentality or agency thereof (all of which Investments shall mature within one year from the time of acquisition thereof);

                        (ii) Investments in readily marketable commercial paper
            which, at the time of acquisition, are rated A-1 by Standard & Poor's Rating Services ("S&P") or P-1 by Moody's Investor Services, Inc. ("Moody's")and maturing within 270 days from the time of acquisition thereof;

                        (iii) Investments in short-term deposit accounts in, or
            negotiable certificates of deposit or
            negotiable bankers acceptances issued by, any bank or trust company and which issues senior unsecured debt securities which are rated (or the senior unsecured debt securities of the holding company of such bank or trust company are rated) A or better by S&P or A2 or better by Moody's, provided that such Investments described in this clause (iii) shall mature within twelve months from the time of acquisition thereof and provided, further that, any such bank or trust company shall have an aggregate of capital, surplus and undivided profits of not less than $100,000,000 or total assets of at least $1,000,000,000;

                        (iv) repurchase agreements for terms of less than 90
            days with any bank or trust company satisfying the criteria set forth in clause (iii) above, provided that such repurchase agreements are secured and collateralized by obligations of the type described in clause (i) above;

                        (v) money market mutual funds registered under the
            Investment Company Act of 1940, as amended, having the highest credit rating available from S&P and Moody's at the time of such investment, and which have among their stated objectives the objective of maintaining a constant net asset value per share;

                        (vi) Investments by the Company and its Subsidiaries in
            and to Wholly-Owned Subsidiaries; and

                        (vii) Investments in addition to those permitted by
            clauses (i) through (vi) above, provided that the aggregate amount of such Investments shall not exceed 15% of Adjusted Consolidated Net Worth and provided, further, that Investments made under this clause (vii) shall be in Persons in the same line or lines of business as the line or lines of business of the Company and its Subsidiaries as of the date hereof.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

            "Placement Materials" shall have the meaning specified in paragraph 8B.

            "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            "Pledge Agreement" means, collectively, (i) each pledge agreement entered into by the Company and/or any Subsidiary that owns shares of any Material Foreign Subsidiary with the Collateral Agent, each in form and substance satisfactory to the Required

Holders, covering 65% of the shares of such Material Foreign Subsidiary, and
(ii) a pledge agreement entered into by the Company and the Collateral Agent in form and substance satisfactory to the Required Holders, providing for the pledge by the Company of the shares of Brown & Sharpe International Capital Corporation.

            "Preferred Stock" shall mean any class of capital shares of the Company or any of its Subsidiaries which is redeemable or which has a preference upon liquidation or in the payment of dividends over the respective common shares of the Company or any of its Subsidiaries.

            "Purchasers" shall have the meaning specified in the preamble hereto.

            "Relevant Percentage" shall have the meaning specified in paragraph 4F.

            "Rent Expense" shall have the meaning specified in the definition of Consolidated Fixed Charges.

            "Required Holder(s)" shall mean at any particular time the holder or holders of a majority of the aggregate principal amount of the Notes then outstanding.

            "Responsible Officer" shall mean with respect to any certificate, report, notice or information to be delivered or given hereunder or knowledge of any Default or Event of Default hereunder, unless the context otherwise requires, the president, chief executive officer, chief financial officer, principal accounting officer or treasurer of the Company or other executive officer of the Company who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such certificate, report, notice, Default or Event of Default.

            "Restricted Investment" shall mean any expenditure or the incurrence of any liability to make any expenditure for an Investment other than Permitted Investments.

            "Restricted Payment" shall mean (i) the declaration, payment or setting apart of any sum for payment of any dividend (except a dividend payable in Capital Stock) in respect of, any shares of Capital Stock or capital stock of a Subsidiary (to the extent that such stock is not owned by the Company or any Subsidiary) or any warrants, rights or options to purchase any shares of Capital Stock or capital stock of a Subsidiary (to the extent that such stock is not owned by the Company or any Subsidiary), or (ii) the redemption, repurchase, retirement or other acquisition of (or the setting apart of any sum in respect of any of the foregoing actions) any shares of Capital Stock or capital stock of a Subsidiary (to the extent that such stock is not owned by the Company or any Subsidiary) or any warrants, rights or options to purchase or acquire shares of any Capital Stock or capital stock of a Subsidiary (to the extent that such warrants, rights or options to purchase Capital Stock or capital stock of a Subsidiary are not owned by the Company or any Subsidiary) except to the extent that (1) the consideration therefor consists of shares of Capital Stock or warrants, options or other rights to acquire shares of Capital Stock or (2) such payments are made out of the net cash proceeds received by the Company from a substantially concurrent sale of shares of Capital Stock or of any warrants, options or other rights to acquire shares of Capital Stock.

            "Restructuring Charge" shall have the meaning specified in the definition of Adjusted Consolidated Net Worth.

            "Sale and Lease-Back Transaction" of a Person (a "Transferor") shall mean any arrangement (other than between the Company and a Subsidiary or between Subsidiaries) whereby (a) property has been or is to be sold or transferred by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and (b) such property is in fact so leased by such Transferor or an Affiliate of such Transferor for a period of three years or more (including term extensions at the option of the lessor).

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Subsidiary" shall mean any Person a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned or Controlled by the Company either directly or through Subsidiaries.

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by a Purchaser under this Agreement.

            "Voting Stock" shall mean, with respect to any Person, any shares of stock of or other ownership interest in such Person whose holders are entitled under ordinary circumstances to vote for the election of directors or similar body of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding capital stock (or other equity interests) of which (other than directors' qualifying shares, if any) is owned by the Company either directly or indirectly through other Wholly-Owned Subsidiaries.

            10C. Accounting Terms And Determinations. All references in this Agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries (except as otherwise stated therein or in the notes thereto) delivered pursuant to paragraph 5A(i), or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B.

            11. MISCELLANEOUS.

            11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

            11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of (i) all out-of-pocket expenses arising in connection with such transactions, including all document production and duplication charges and the reasonable fees and expenses of any one counsel engaged by such Purchaser or such Transferee in connection with the Note Documents and the transactions contemplated thereby,
(ii) all reasonable out-of-pocket expenses, including attorneys' fees of any counsel representing any holders of the Notes, arising in connection with any subsequent proposed modification of, or proposed consent under, any Note Document, whether or not such proposed modification shall be effected or proposed consent granted, and (iii) all out-of-pocket costs and expenses, including attorneys' fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under any Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document or the transactions contemplated thereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

            11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, or eliminate the right of any holder of any Note to accelerate such Note upon the occurrence of an Event of Default specified in clause (i) or (ii) of paragraph 7A with respect to such Note. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. The Company will not, directly or indirectly, solicit, request or obtain any proposed waiver or amendment of or consent in respect of any of the provisions of this Agreement or the Notes unless each holder shall be informed thereof by the Company and shall be afforded an opportunity of considering the same information supplied by the Company to any other holder of Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of, or giving a consent in respect of, any of the terms and provisions of this Agreement or any Note unless such remuneration is concurrently paid, on the same terms, ratably to all such holders of Notes, whether or not any such holder shall have entered into any such waiver or amendment or given any such consent. The Company will give prompt written notice of the receipt and effect of each such waiver, amendment or consent to all holders of the Notes. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000 and otherwise in larger integral multiples of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, within 5 Business Days execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, within 5 Business Days execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company within 5 Business Days will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

            11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

            11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

            11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            11H. Disclosure to Other Persons. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents, investment advisers and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof (and which agrees to be bound by the provisions of this paragraph 11H), (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note (and which agrees to be bound by the provisions of this paragraph 11H), (v) any Person from which such holder offers to purchase any security of the Company (and which agrees to be bound by the provisions of this paragraph 11H), (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization, (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which such holder is a party, (d) in connection with the exercise of any remedies hereunder or under any other Note Document, or (e) in order to protect such holder's investment in such Note. Each Purchaser agrees to use its best efforts (and any Transferee which avails itself of the benefits of paragraph 5A(vi) or (ix) or paragraph 5B shall be deemed to have agreed to use its best efforts) (such Purchaser and any such Transferee each herein called a "Holder") to hold in confidence and not disclose any information (other than information
(a) which was publicly known or otherwise known to such Holder at the time of disclosure (except pursuant to disclosure in connection with this Agreement),
(b) which subsequently becomes publicly known through no act or omission by such Holder, or (c) which otherwise becomes known to such Holder, other than through disclosure by the Company or any of its Subsidiaries) delivered or made available by or on behalf of the Company or any of its Subsidiaries to such Holder (including without limitation any non-public information obtained pursuant to paragraph 5A or 5B) in connection with or pursuant to this Agreement which is clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the holder of any Note from disclosing such information as provided in the preceding sentence.

            11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and
(iii) if to the Company, addressed to it at Precision Park, 200 Frenchtown Road, North Kingstown, RI 02852, Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means to the Company at its address specified above or to any officer of the Company.

            11J. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            11K. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

            11L. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11M. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            11N. Counterparts. This Agreement may be executed in any number of counterparts with different Purchasers executing separate counterparts, each of which shall be an original but all of which together shall constitute one instrument.

            11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3D, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

            11P. Consent to Jurisdiction; Service of Process. (a) The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            (b) The Company agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in subparagraph (a) brought in any such court shall be conclusive and binding upon the Company subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

            (c) The Company consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to paragraph 11I. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service.

            (d) Nothing in this paragraph 11P shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

            If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                    Very truly yours,


                                    BROWN & SHARPE MANUFACTURING
                                       COMPANY

                                    By /s/ Les W. Sgnilek
                                       ---------------------------
                                       Name: Les Sgnilek
                                             ---------------------
                                       Title: Treasurer
                                              --------------------

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By    KEVIN J. KRASKA
      Vice President

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


U.S. PRIVATE PLACEMENT FUND


By:   Prudential Private Placement Investors, L.P.,
      Investment Advisor


By:   Prudential Private Placement Investors, Inc.,
      its General Partner


By:   KEVIN J. KRASKA
      Vice President

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


PRUCO LIFE INSURANCE COMPANY


By    KEVIN J. KRASKA
      Vice President

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA


By    RAYMOND HENRY
      Second Vice President

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


FORT DEARBORN LIFE INSURANCE COMPANY

By:   Guardian Asset Management Corp.


By    THOMAS SORELL
      Vice President

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


NATIONWIDE LIFE INSURANCE COMPANY


By    EDWIN P. MCCAUSLAND, JR.
      Vice President
      Fixed Income Securities

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


HARTFORD LIFE INSURANCE COMPANY


By:   Hartford Investment Services, Inc.
      Its Agent and Attorney-in-Fact


By:   BETSY ROBERTS
      Senior Vice President

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


THE CANADA LIFE ASSURANCE COMPANY


By    KEVIN PHELAN
      Assistant Treasurer

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


CANADA LIFE ASSURANCE COMPANY


By    KEVIN PHELAN
      Assistant Treasurer

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


CANADA LIFE ASSURANCE COMPANY


By    KEVIN PHELAN
      Assistant Treasurer

The foregoing Note Agreement relating to the 7.29% Senior Notes of Brown & Sharpe Manufacturing Company is hereby accepted as of the date first above written.


PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA


By    JAMES D. KESTNER
      Vice President